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EXHIBIT 11


                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS


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                                                   THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                               12/31/03          12/31/02          12/31/03          12/31/02
                                             ------------      ------------      ------------      ------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BASIC EARNINGS PER SHARE:
Weighted average number of common
   shares outstanding                         222,720,197       225,561,551       224,404,772       229,302,385
                                             ============      ============      ============      ============
Net income                                   $    158,214      $    145,726      $    630,891      $    577,668
                                             ============      ============      ============      ============
Basic earnings per share                     $        .71      $        .65      $       2.82      $       2.52
                                             ============      ============      ============      ============

DILUTED EARNINGS PER SHARE:
Weighted average number of common
   shares outstanding                         222,720,197       225,561,551       224,404,772       229,302,385
Add common stock equivalents for shares
   issuable under stock option plans            6,089,474         5,941,137         5,852,263         6,813,458
                                             ------------      ------------      ------------      ------------
Weighted average number of common and
   common equivalent shares outstanding       228,809,671       231,502,688       230,257,035       236,115,843
                                             ============      ============      ============      ============
Net income                                   $    158,214      $    145,726      $    630,891      $    577,668
                                             ============      ============      ============      ============
Diluted earnings per share                   $        .69      $        .63      $       2.74      $       2.45
                                             ============      ============      ============      ============
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